Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                         For the Month of February 1999
                      Distribution Date of March 15, 1999
                           Servicer Certificate #34

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $115,589,662.57
Beginning Pool Factor                                           0.2513125

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $7,680,068.41
     Interest Collected                                       $748,424.02

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $113,342.79
Total Additional Deposits                                     $113,342.79

Repos / Chargeoffs                                            $467,417.86
Aggregate Number of Notes Charged Off                                  73

Total Available Funds                                       $8,495,816.59

Ending Pool Balance                                       $107,488,194.93
Ending Pool Factor                                              0.2336985

Servicing Fee                                                  $96,324.72

Repayment of Servicer Advances                                 $46,018.63

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,381,258.49
     Target Percentage                                               5.00%
     Target Balance                                         $5,374,409.75
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                      ($37,209.76)
     Ending Balance                                         $9,344,048.73

Current Weighted Average APR:                                       9.199%
Current Weighted Average Remaining Term (months):                   21.78

Delinquencies                                            Dollars         Notes
     Installments:              1 - 30 days           $1,428,899.48      1,010
                                31 - 60 days            $320,964.06        251
                                60+  days               $124,027.22         69

     Total:                                           $1,873,890.76      1,027

     Balances:                  60+  days             $1,683,524.33         69

Memo Item - Reserve Account
     Prior Month                                      $9,658,821.26
+    Invest. Income                                      $37,209.76
+    Excess Serv.                                             $0.00
+    Transfer (to) / from Collections Account          ($314,772.53)
     Beginning Balance                                $9,381,258.49

Exhibit 20.2
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of February 1999

                                                                                      NOTES
                                                                   (Money Market)
                                                     TOTAL          CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                         $115,589,662.57
Ending Pool Balance                            $107,488,194.93

Collected Principal                              $7,634,049.78
Collected Interest                                 $748,424.02
Charge - Offs                                      $467,417.86
Liquidation Proceeds / Recoveries                  $113,342.79
Servicing                                           $96,324.72
Cash Transfer from Reserve Account                 $314,772.53
Total Collections Avail for Debt Service         $8,714,264.40

Beginning Balance                              $115,589,662.57              $0.00    $106,511,299.53     $9,078,363.04

Interest Due                                       $612,796.76              $0.00        $563,622.29        $49,174.47
Interest Paid                                      $612,796.76              $0.00        $563,622.29        $49,174.47
Principal Due                                    $8,101,467.64              $0.00      $7,736,901.60       $364,566.04
Principal Paid                                   $8,101,467.64              $0.00      $7,736,901.60       $364,566.04

Ending Balance                                 $107,488,194.93              $0.00     $98,774,397.93     $8,713,797.00
Note / Certificate Pool Factor                                             0.0000             0.2845            0.4210
   (Ending Balance / Original Pool Amount)
Total Distributions                              $8,714,264.40              $0.00      $8,300,523.89       $413,740.51

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                         $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,381,258.49
(Release) / Draw                                   ($37,209.76)
Ending Reserve Acct Balance                      $9,344,048.73

Exhibit 20.2
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of February 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     6                5                4               3                2                1
                                  Sep-98           Oct-98           Nov-98          Dec-98           Jan-99           Feb-99
Beginning Pool Balance       $156,645,290.26  $148,008,327.60  $138,919,395.95  $130,955,860.52  $122,443,437.79  $115,589,662.57

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $163,166.49        $5,444.97      $141,209.95      $128,166.30      $101,589.06      $467,417.86
    Recoveries                   $312,391.83      $602,074.14       $64,762.04       $87,642.38      $105,498.66      $113,342.79

Loss Trigger - Reserve Account Balance                                   Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)              $274,821.22              Total Charged off (Months 1 - 6)         $1,006,994.63
  Total Recoveries (Months 3, 2, 1)               $306,483.83              Total Recoveries (Months 1 - 6)          $1,285,711.84
  Net Loss / (Recoveries) for 3 Mos               ($31,662.61)(a)          Net Loss/(Recoveries) for 6 Mos.          ($278,717.21(c)

  Total Balance (Months 5, 4, 3)              $417,883,584.07 (b)          Total Balance (Months 1 - 6)           $812,561,974.69(d)

  Loss Ratio Annualized  [(a/b) * (12)]               -0.0909%             Loss Ratio Annualized [(c/d) (12)]             -0.4116%

  Trigger:  Is Ratio > 1.5%                                No              Trigger:  Is Ratio > 6.0%                           No

                                                                                    Dec-98           Jan-99           Feb-99
B)   Delinquency Trigger:                                                         $1,580,884.32    $2,855,133.19    $1,683,524.33
     Balance delinquency 60+ days                                                      1.20719%         2.33180%         1.45647%
     As % of Beginning Pool Balance                                                    1.10742%         1.58169%         1.66515%
     Three Month Average

Trigger:  Is Average > 2.0%                                No

C)   Noteholders Percent Trigger:                      2.0316%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer